UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

SJW Group

(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Taylor Street San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 23, 2021, San Jose Water Company (the “Company”), a wholly-owned subsidiary of SJW Group, entered into a $140,000,000 credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as the lender (the “Lender”). The Credit Agreement provides an unsecured credit facility with a letter of credit sublimit of $15,000,000. Proceeds of borrowings under the Credit Agreement may be used to refinance existing debt, for working capital, and for general corporate purposes. The Credit Agreement has a maturity date of December 31, 2023.

Borrowings under the Credit Agreement bear interest at either the Alternate Base Rate (as defined in the Credit Agreement and hereinafter referred to as “ABR”) or the LIBO Rate (as defined in the Credit Agreement). ABR borrowings (which are borrowings bearing interest at a rate determined by reference to the ABR) will bear interest at a rate per annum equal to (i) the greatest of (a) the prime rate in effect on such day, (b) the federal funds effective rate on such day plus 0.5%, and (c) the adjusted LIBO Rate for a one-month interest period on such day plus 1% plus (ii) the Applicable Rate (as defined in the Credit Agreement), which is determined based on a pricing grid that is dependent upon the credit rating of the Company as determined by either S&P or Moody’s. Eurodollar borrowings under the Credit Agreement will bear interest at a rate per annum equal to (i) the adjusted LIBO Rate for the interest period in effect plus (ii) the Applicable Rate.

The Credit Agreement contains customary representations, warranties and events of default, as well as certain restrictive covenants customary for facilities of this type, including restrictions on indebtedness, liens, acquisitions and investments, restricted payments, asset sales, and fundamental changes. The Credit Agreement also includes a financial covenant that limits future Company borrowings by a maximum funded debt to capitalization ratio.

The Credit Agreement replaces the existing $140,000,000 credit agreement, dated June 1, 2016, as amended from time to time, between the Company and the Lender, which has been paid-off and was set to mature and expire on June 1, 2021.

The foregoing description of the Credit Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see disclosure set forth under Item 1.01 hereto, which is incorporated by reference into this item 2.03.

Item 8.01.	Other Events.

On April 23, 2021, SJW Group, as guarantor, and SJWTX, Inc., a wholly-owned subsidiary of SJW Group (the “Borrower”), entered into a $5,000,000 credit agreement with the Lender (the “SJWTX Credit Agreement”), which provides an unsecured credit facility to the Borrower with a letter of credit sublimit of $1,000,000. The SJWTX Credit Agreement matures on December 31, 2023. Borrowings under the SJWTX Credit Agreement bear interest on the same terms as those in the Credit Agreement. The SJWTX Credit Agreement replaces the existing $5,000,000 credit agreement, dated June 1, 2016, as amended from time to time, between the Borrower and the Lender, which has been paid-off and was set to mature and expire on June 1, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated April 23, 2021, between San Jose Water Company and JPMorgan Chase Bank, N.A.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: April 23, 2021	By:	/s/ James P. Lynch
Name: James P. Lynch
Title: Chief Financial Officer and Treasurer